As filed with the Securities and Exchange Commission on December 3, 2018
Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

AEP Texas Inc.
(Exact name of registrant issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	51-0007707 (I.R.S. Employer Identification Number)

1 Riverside Plaza
Columbus, OH 43215-2373
(614) 716-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas G. Berkemeyer, Associate General Counsel
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215-2373
(614) 716-1648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed exchange offers: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
3.950% Senior Notes, Series F due 2028	$500,000,000	100%	$500,000,000	$60,000

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2018

PRELIMINARY PROSPECTUS

AEP Texas Inc.

Offer to Exchange

$500,000,000 aggregate principal amount of its 3.950% Senior Notes, Series F due 2028, registered under the Securities Act of 1933, as amended, for any and all of its outstanding

3.950% Senior Notes, Series E due 2028

We are conducting the Offer to Exchange described above, or Exchange Offer, in order to provide you with an opportunity to exchange your unregistered outstanding notes referred to above, or Outstanding Notes, for substantially identical notes that have been registered under the Securities Act, which we refer to as Exchange Notes.

The Exchange Offer

•	We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are registered under the Securities Act.

•	You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the Exchange Offer.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on __________, 2019, unless extended. We do not currently intend to extend the Expiration Date.

•	The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not be a taxable event to holders for United States federal income tax purposes.

•
The terms of the Exchange Notes to be issued in the Exchange Offer are substantially identical to the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act, and do not have any transfer restrictions, registration rights or additional interest provisions.

Results of the Exchange Offer

•
Except as prohibited by applicable law, the Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. There is no existing market for the Exchange Notes to be issued, and we do not plan to list the Exchange Notes on a national securities exchange or market.

•	We will not receive any proceeds from the Exchange Offer.

All untendered Outstanding Notes will remain outstanding and continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the indenture governing the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where the broker-dealer acquired such Outstanding Notes as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes to be distributed in the Exchange Offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, ____________ 2018.

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the Exchange Notes in any jurisdiction where the offer thereof is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Information incorporated by reference is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Where You Can Find More Information” and “Incorporation by Reference.” In addition, you may request a copy of such document, at no cost, by writing or calling us at the following address or telephone number: Investor Relations, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, OH 43215; 614-716-1000. In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the applicable exchange offer, or __________, 2019, the present expiration date of the Exchange Offer.

References to “AEP Texas,” “Company,” “we,” “us” and “our” in this prospectus are references to AEP Texas Inc. specifically or, if the context requires, to AEP Texas Inc. and its subsidiaries, collectively.

SUMMARY

This summary highlights certain information concerning the Company and this offering that may be contained elsewhere, or incorporated by reference, in this prospectus. This summary is not complete and does not contain all the information that may be important to you. You should read this prospectus and the documents incorporated by reference herein in their entirety before making an investment decision.

AEP Texas Inc.

Overview

AEP Texas is a wholly owned public utility subsidiary of American Electric Power Company, Inc. (“AEP”). The Company is engaged in the transmission and distribution of electric power to approximately 1,030,000 retail meters through retail electric providers (“REPs”) in its service territory in southern, western and central Texas.

AEP Texas was formed by the merger, effective December 31, 2016, of AEP Texas Central Company (“TCC”) and AEP Texas North Company (“TNC”) into AEP Utilities, Inc. The merger preserved the respective rate structures of the merging entities. AEP Utilities, Inc. changed its name to AEP Texas Inc.

As of December 31, 2017, AEP Texas had approximately 1,540 employees. Among the principal industries served by AEP Texas are chemical and petroleum refining, chemicals and allied products, oil and natural gas extraction, food processing, metal refining, plastics and machinery equipment, agriculture and the manufacturing or processing of cotton seed products, oil products, precision and consumer metal products, meat products and gypsum products. The territory served by AEP Texas also includes several military installations and correctional facilities. AEP Texas is a member of the Electric Reliability Council of Texas (“ERCOT”). Under Texas Restructuring Legislation, AEP Texas’ utility predecessors, TCC and TNC, exited the generation business and ceased serving retail load. However, AEP Texas continues as part owner in the Oklaunion Plant operated by Public Service Company of Oklahoma, an affiliate of AEP Texas, but has leased its entire portion of the output of the Oklaunion Plant through 2027 to a non-utility affiliate. AEP Texas consolidates AEP Texas North Generation Company, LLC, AEP Texas Central Transition Funding II LLC and AEP Texas Central Transition Funding III LLC, its wholly-owned subsidiaries.

The Exchange Offer

In May 2018, we issued the Outstanding Notes in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended, or “Securities Act". The term “Exchange Notes” refers to the 3.950% Senior Notes, Series F due 2028. The term “Notes” collectively refers to the Outstanding Notes and the Exchange Notes.

General
In connection with the issuance of the Outstanding Notes, we entered into a registration rights agreement with representatives of the initial purchasers of the Outstanding Notes pursuant to which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete the Exchange Offer within 375 days after the date of original issuance of the Outstanding Notes. You are entitled to exchange in the Exchange Offer your Outstanding Notes for the Exchange Notes that are identical in all material respects to the Outstanding Notes except:

•
the Exchange Notes have been registered under the Securities Act and, therefore, will not be subject to the restrictions on transfer applicable to the Outstanding Notes (except as described in “The Exchange Offer-Resale of Exchange Notes” and “Description of the Exchange Notes-Form; Transfers; Exchanges”);

•
the Exchange Notes are not entitled to any registration rights which are applicable to the Outstanding Notes under the registration rights agreement, including any rights to additional interest for failure to comply with the registration rights agreement; and

	•	the Exchange Notes will bear different CUSIP numbers.
The Exchange Offers
We are offering to exchange $500,000,000 aggregate principal amount of 3.950% Senior Notes, Series F due 2028 that have been registered under the Securities Act for any and all of our existing 3.950% Senior Notes, Series E due 2028. You may only exchange Outstanding Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any untendered Outstanding Notes must also be in a minimum denomination of $2,000.

Resale
Based on an interpretation by the staff of the Securities and Exchange Commission, or SEC, set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

	•	you are acquiring the Exchange Notes in the ordinary course of your business; and
	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Any holder of Outstanding Notes who:
	•	is our affiliate;
	•	does not acquire Exchange Notes in the ordinary course of its business; or
	•	tenders its Outstanding Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes cannot rely on the position of the staff of the SEC enunciated in the staff’s no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.
If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes and that you are not our affiliate and did not purchase your Outstanding Notes from us or any of our affiliates. See “Plan of Distribution.”
Our belief that the Exchange Notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We have not sought a no-action letter in connection with the Exchange Offer, and we cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Exchange Note issued to you in the Exchange Offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2019, unless extended by us. We do not currently intend to extend the Expiration Date.
Withdrawal
You may withdraw the tender of your Outstanding Notes at any time prior to the expiration of the Exchange Offer. We will return to you any of your Outstanding Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offers
Each Exchange Offer is subject to customary conditions. We reserve the right to waive any defects, irregularities or conditions to exchange as to particular Outstanding Notes. See “The Exchange Offer-Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the Exchange Offer, you must either:
•
complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and the letter of transmittal, and mail or deliver such letter of transmittal or facsimile thereof, together with the Outstanding Notes to be exchanged for Exchange Notes, and any other required documents, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal;

or
•
if you hold Outstanding Notes through The Depository Trust Company, or “DTC”, comply with DTC’s Automated Tender Offer Program procedures described in this prospectus, by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	•	any Exchange Notes received by you will be acquired in the ordinary course of your business;
	•	you have no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act;
•
if you are a broker-dealer, you will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owners
If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Outstanding Notes in the Exchange Offer, you should contact the registered holder promptly and instruct the registered holder to tender those Outstanding Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery Procedures
If you wish to tender your Outstanding Notes and your Outstanding Notes are not immediately available, or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the Expiration Date, you must tender your Outstanding Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer-Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of, the Exchange Offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, we will not be required to pay additional interest on the Outstanding Notes under the circumstances described in the registration rights agreement. If you do not tender your Outstanding Notes in the Exchange Offer, you will continue to be entitled to all the rights and subject to all the limitations applicable to the Outstanding Notes as set forth in the Indenture (as defined below), except we will not have any further obligation to you to provide for the exchange and registration of untendered Outstanding Notes under the registration rights agreement. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for Outstanding Notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange
All untendered Outstanding Notes will remain outstanding and continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the Indenture. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

United States Federal Income Tax Consequences
The exchange of Outstanding Notes in the Exchange Offer will not be a taxable event to holders for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer. See “Use of Proceeds.”
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is the Exchange Agent for the Exchange Offer. Any questions and requests for assistance with respect to accepting or withdrawing from the Exchange Offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the Exchange Agent. The address and telephone number of the Exchange Agent are set forth in the section captioned “The Exchange Offer-Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Outstanding Notes and Exchange Notes. The Exchange Notes will have terms identical in all material respects to the Outstanding Notes, except that the Exchange Notes will not contain certain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	AEP Texas Inc.
The Exchange Notes	$500,000,000 principal amount of 3.950% Senior Notes, Series F due 2028.
Maturity	June 1, 2028
Interest Rate	3.95% per annum.
Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2019.
Ranking
The Exchange Notes are our senior unsecured obligations and will rank equally with all our other senior unsecured obligations and will be effectively subordinated to all of our secured debt, of which we have none outstanding as of December __, 2018.

Optional Redemption
At any time prior to March 1, 2028, we may redeem the Exchange Notes at any time, in whole or in part, at a “make whole” redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Exchange Notes matured on March 1, 2028, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 15 basis points, plus in each case accrued and unpaid interest to the redemption date.

At any time on or after March 1, 2028, we may redeem the Exchange Notes in whole or in part at 100% of the principal amount of the Exchange Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

Covenants
The Indenture (as defined herein) limits our ability to incur Liens (as defined herein) and limits our ability to merge, consolidate or sell all or substantially all of our assets as an entirety.
These limitations are subject to a number of important qualifications and exceptions. For more information, see “Description of the Exchange Notes.”

Absence of Established Market for the Exchange Notes
We do not plan to have the Exchange Notes listed on any securities exchange or included in any automated quotation system. There is no existing trading market for the Exchange Notes, and there can be no assurance regarding any future development of a trading market for the Exchange Notes, the price at which holders of the Exchange Notes may be able to sell their Exchange Notes or the ability of such holders to sell their Exchange Notes at all.

Form of Notes
The Exchange Notes will be issued in fully registered book-entry form and the Exchange Notes will be represented by one or more global certificates, which will be deposited with or on behalf of DTC and registered in the name of DTC’s nominee. Beneficial interests in global certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in any global certificate may not be exchanged for certificated Notes, except in limited circumstances described herein. See “Description of the Exchange Notes-Book-Entry Only Issuance-The Depository Trust Company.”

Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The Indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the Notes, including a decision to tender your Outstanding Notes in the Exchange Offer, involves a number of risks. Risks described below should be carefully considered together with the other information included or incorporated by reference in this prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, before investing in the Exchange Notes. Any of the events or circumstances described as risks below or incorporated by reference could result in a significant or material adverse effect on our business, results of operations, cash flows or financial condition, and a corresponding decline in the market price of, or our ability to repay, the Exchange Notes. The risks and uncertainties described below or incorporated by reference herein may not be the only risks and uncertainties that we face. Additional risks and uncertainties not currently known or that we currently deem immaterial may also result in a significant or material adverse effect on our business, results of operations, cash flow or financial condition

Risks Relating to Our Corporate and Financial Structure

Although the Exchange Notes are designated as “senior,” your right to receive payment on the Exchange Notes will be unsecured and effectively subordinated to any future secured debt of AEP Texas, to the extent of the value of the collateral therefor.

The Exchange Notes will be general senior unsecured obligations and therefore will be effectively subordinated to AEP Texas’ future secured indebtedness. As of December __, 2018, AEP Texas had no secured indebtedness outstanding. Although the Indenture places some limitations on our ability to create liens securing indebtedness, there are significant exceptions to these limitations that allow us to secure indebtedness without equally and ratably securing the Exchange Notes. If AEP Texas were to incur secured indebtedness and if AEP Texas defaulted on the Exchange Notes or certain other indebtedness or became bankrupt, liquidated or reorganized, any secured creditor could use the value of the collateral securing that debt to satisfy their secured indebtedness before you would receive any payment on the Exchange Notes, unless the Notes were similarly secured as described in “Description of Exchange Notes - Limitation on Secured Debt” herein. If the value of such collateral is not sufficient to pay any secured indebtedness in full, AEP Texas’ secured creditors would share the value of AEP Texas’ other assets, if any, with you and the holders of other claims against AEP Texas which rank equally with the Exchange Notes.

AEP Texas could enter into various transactions that could increase the amount of its outstanding indebtedness, or adversely affect its capital structure or credit ratings, or otherwise adversely affect the holders of the Exchange Notes.

The terms of the Exchange Notes will not prevent AEP Texas from entering into a variety of acquisition, refinancing, recapitalization or other highly-leveraged transactions. As a result, AEP Texas may enter into a transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit ratings or otherwise adversely affect the holders of the Notes.

As of September 30, 2018, AEP Texas had approximately $3.99 billion of indebtedness outstanding (of which $829 million was securitization bonds issued by its subsidiaries).

Certain provisions in our debt instruments limit our financial and operating flexibility.

Our outstanding debt instruments contain numerous financial and operating covenants that place significant restrictions on, among other things, our ability to create liens and engage in mergers and consolidations.

Our outstanding debt instruments also require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios. Our ability to comply with these and other requirements and restrictions may be affected by changes in economic or business conditions, results of operations or other events beyond our control. A failure to comply with the obligations contained in any of our debt instruments could result in acceleration of certain of our outstanding debt. Certain covenants with respect to the Exchange Notes and our outstanding indebtedness are described under “Description of the Exchange Notes” and in Note 14 to our audited consolidated financial statements, which are included Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference.

Adverse changes in our credit ratings may negatively affect us.

Our ability to access capital markets is important to our ability to operate our business. Increased scrutiny of the energy industry and the impact of regulation, as well as changes in our financial performance and unfavorable conditions in the capital markets could result in credit agencies reexamining our credit ratings. A downgrade in our credit ratings could restrict or discontinue our ability to access capital markets at attractive rates and increase our borrowing costs.

We are subject to control by AEP.

We are a wholly-owned subsidiary of AEP and, therefore, AEP ultimately controls the decision of all matters submitted for shareholder approval. In circumstances involving a conflict of interest between AEP, on the one hand, and our creditors, on the other, AEP could exercise this power to the detriment of our creditors, including holders of the Exchange Notes.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your Outstanding Notes.

If you do not exchange your Outstanding Notes for Exchange Notes in the Exchange Offer, you will continue to be subject to restrictions on transfer of your Outstanding Notes as set forth in the offering memorandum distributed in connection with the private offering of the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. You should refer to “Summary-The Exchange Offer” and “The Exchange Offer” for information about how to tender your Outstanding Notes.

The tender of Outstanding Notes under the Exchange Offer will reduce the outstanding amount of the Outstanding Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Outstanding Notes due to a reduction in liquidity.

Your ability to transfer the Exchange Notes may be limited if there is no active trading market, and there is no assurance that any active trading market will develop for the Exchange Notes.

We are offering the Exchange Notes to the holders of the Outstanding Notes. We do not intend to list the Exchange Notes on any securities exchange. There is currently no established market for the Exchange Notes. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. No assurance can be given as to the liquidity of or trading market for the Exchange Notes.

Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, or if you cannot truthfully make the representations set forth under “The Exchange Offer,” and you transfer any Exchange Note issued to you in the Exchange Offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to the Exchange Notes

The following risks apply to the Outstanding Notes and will apply equally to the Exchange Notes.

If the ratings of the Exchange Notes are lowered or withdrawn, the market value of the Exchange Notes could decrease.

A rating is not a recommendation to purchase, hold or sell the Exchange Notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the Exchange Notes address the rating agencies’ views as to the likelihood of the timely payment of interest and the ultimate repayment of principal of the Exchange Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in their judgment circumstances in the future so warrant. In the event that any of the ratings initially assigned to the Exchange Notes is subsequently lowered or withdrawn for any reason, the market price of the Exchange Notes may be adversely affected.

FORWARD-LOOKING STATEMENTS
We use forward-looking statements in this prospectus. Statements that are not historical facts are forward-looking statements, and are based on beliefs and assumptions of our management, and on information currently available to management. Forward-looking statements include statements preceded by, followed by or using such words as “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. Such statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Actual results may materially differ from those implied by forward-looking statements due to known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

•	The economic climate, growth or contraction within and changes in market demand and demographic patterns in the Company’s service territory.

•	Inflationary or deflationary interest rate trends.

•
Volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing our ability to finance new capital projects and refinance existing debt at attractive rates.

•	The availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material.

•	Weather conditions, including storms and drought conditions, and our ability to recover significant storm restoration costs.

•	The ability of REPs to satisfy obligations to us.

•
Our ability to build or acquire transmission lines and facilities (including our ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs.

•	The accelerated return of deferred federal income taxes to customers as a result of the reduction in the federal statutory tax rate.

•	Timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in distribution and transmission service.

•	Resolution of litigation.

•	Regulatory decisions, including rate or other recovery of new investments in transmission service and excess accumulated deferred income taxes.

•	Our ability to constrain operation and maintenance costs.

•	Changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation.

•	Changes in state regulation and the allocation of costs within ERCOT.

•	Actions of rating agencies, including changes in the ratings of our debt.

•
The impact of volatility in the capital markets on the value of the investments held by our pension, and other postretirement benefit plans and the impact of such volatility on future funding requirements.

•	Accounting pronouncements periodically issued by accounting standard-setting bodies.

•	Other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

In light of these risks and uncertainties, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. For additional details regarding these and other risks and uncertainties, see “Risk Factors” in this prospectus.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled, and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding debt or the receipt of any additional proceeds.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC's website. The address of this site is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

•	Our annual report on Form 10-K for the year ended December 31, 2017;

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018; and

•	Our current report on Form 8-K filed on May 22, 2018.

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

AEP Texas Inc.
1 Riverside Plaza
Columbus, Ohio 43215
Attention: Investor Relations
Telephone: (614) 716-1000

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Outstanding Notes were issued on May 17, 2018 and sold to the initial purchasers pursuant to a purchase agreement in transactions not requiring registration under the Securities Act. The initial purchasers subsequently sold the Outstanding Notes to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A, and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

We entered into a registration rights agreement with representatives of the initial purchasers of the Outstanding Notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act no later than 330 days after the original issue date of the Outstanding Notes and to pay additional interest as described below if we do not consummate the Exchange Offer within 375 days after the issue date of the Outstanding Notes. The Exchange Notes will have terms identical in all material respects to the Outstanding Notes, except that the Exchange Notes will not contain certain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Under the circumstances set forth below, we will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes within the time periods specified in the registration rights agreement and keep the statement effective for one year from the original issue date of the Outstanding Notes, or such shorter period as described in the registration rights agreement. These circumstances include:

•	if a change in law or in applicable interpretations of the staff of the SEC does not permit us to effect a registered exchange offer;

•	if a registered exchange offer is not consummated within 375 days after the date of issuance of the Outstanding Notes;

•
if any initial purchaser of the Outstanding Notes so requests with respect to Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer; or

•
if any holder (other than a holder that is a broker-dealer electing to exchange Outstanding Notes acquired for its own account as a result of market making activities or other trading activities) notifies us during the 20 business days following consummation of an Exchange Offer that it was not eligible to participate in such Exchange Offer or any holder (other than a holder that is a broker-dealer electing to exchange Outstanding Notes acquired for its own account as a result of market making activities or other trading activities) who participates in an Exchange Offer does not receive freely tradeable Exchange Notes in such Exchange Offer.

Except for certain circumstances specified in the registration rights agreement, we will pay additional interest if:

•
neither a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes nor a shelf registration statement with respect to the resale of the Outstanding Notes (if required) is filed by us within the applicable time periods specified above;

•	neither the Exchange Offer registration statement nor a shelf registration statement (if required) is declared effective by the SEC within the applicable time periods specified above;

•
the applicable Exchange Offer is not consummated within 375 days after the initial issuance of the Outstanding Notes (or if the 375th day is not a business day, by the first business day thereafter); or

•
after the Exchange Offer registration statement or the shelf registration statement, as the case may be, is declared effective, such Exchange Offer registration statement or shelf registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Exchange Notes or Outstanding Notes, as the case may be, as provided in and during the periods specified in the registration rights agreement.

We sometimes refer to an event referred to in the first through fourth bullet items above as a Registration Default.

Additional interest, if payable, will be payable on the Outstanding Notes at a rate of 0.25% per annum for the first 90 days from and including the date on which any Registration Default occurs, and such additional interest rate shall increase by an additional 0.25% per annum thereafter; provided, however, that the additional interest rate on the Outstanding Notes will not at any time exceed 0.50% per annum. Additional interest will cease to accrue on and after the date on which all Registration Defaults have been cured. Any such additional interest payable will be payable on interest payment dates in addition to interest payable from time to time on the Outstanding Notes and Exchange Notes.

If you wish to exchange your Outstanding Notes for Exchange Notes in the Exchange Offer, you will be required to make the following written representations:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•
you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and you are acquiring the Exchange Notes in the ordinary course of your business.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where the broker-dealer acquired the Outstanding Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and that it did not purchase its Outstanding Notes from us or any of our affiliates. See “Plan of Distribution.”

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Outstanding Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•
you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, (available July 2, 1993), or similar no-action letters; and

•
in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell or transfer the Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Our belief that the Exchange Notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We have not sought a no-action letter in connection with the Exchange Offer, and we cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Exchange Note issued to you in the Exchange Offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the Exchange Offer any Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. Outstanding Notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, and any untendered Outstanding Notes must also be in a minimum denomination of $2,000. We will issue Exchange Notes in principal amount identical to Outstanding Notes surrendered in the Exchange Offer.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any payment of additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the Exchange Offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Outstanding Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture. For a description of the Indenture, see “Description of the Exchange Notes.”

No interest will be paid in connection with the exchange. The Exchange Notes will bear interest from the last Interest Payment Date (as defined under “Description of the Exchange Notes”) on the Outstanding Notes surrendered in the Exchange Offer. Accordingly, the holders of Outstanding Notes that are accepted for exchange will not receive accrued but unpaid interest on Outstanding Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Outstanding Notes on the first Interest Payment Date after the Expiration Date (as defined below under “Expiration Date, Extensions and Amendments”).

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

As of the date of this prospectus, $500,000,000 aggregate principal amount of our 3.950% Senior Notes, Series E due 2028 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture relating to such holders’ Outstanding Notes except we will not have any further obligation to you to provide for the registration of the Outstanding Notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the Exchange Offer and to refuse to accept Exchange Notes upon the occurrence of any of the conditions specified below under “Conditions to the Exchange Offer.”

If you tender your Outstanding Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read “Fees and Expenses” below for more details regarding fees and expenses incurred in the Exchange Offer.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes and that you did not purchase your Outstanding Notes from us or any of our affiliates. Read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your Outstanding Notes into this Exchange Offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this Exchange Offer and, if so, the aggregate amount of Outstanding Notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date, Extensions and Amendments

The Exchange Offer expires at 5:00 p.m., New York City time, on __________, 2019, which we refer to as the “Expiration Date.” However, if we, in our sole discretion, extend the period of time for which the Exchange Offer is open, the term “Expiration Date” will mean the latest time and date to which we shall have extended the expiration of the Exchange Offer.

To extend the period of time during which the Exchange Offer is open, we will notify the Exchange Agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Outstanding Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension, all Outstanding Notes previously tendered and not accepted for exchange will remain subject to the applicable Exchange Offer unless validly withdrawn.

We also reserve the right, in our sole discretion:

•	to delay accepting for exchange any Outstanding Notes (only in the case that we amend or extend the Exchange Offer);

•
to extend the Expiration Date and retain all Outstanding Notes tendered in the Exchange Offer, subject to your right to withdraw your tendered Outstanding Notes as described under “-Withdrawal Rights”;

•	to terminate the Exchange Offer if we determine that any of the conditions set forth below under “-Conditions to the Exchange Offer” have not been satisfied; and

•	subject to the terms of the registration rights agreement, to amend the terms of the Exchange Offer in any manner or waive any condition to the Exchange Offer.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Outstanding Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act, and we will extend such Exchange Offer to the extent required by law.

In the event we terminate the Exchange Offer, all Outstanding Notes previously tendered will be returned promptly to the tendering holders.

Conditions to the Exchange Offer

Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and we may terminate or amend the Exchange Offer as provided in this prospectus prior to the Expiration Date if in our reasonable judgment:

•	the Exchange Offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•
any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the Exchange Offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer.

In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:

•	the representations described under “-Purpose and Effect of the Exchange Offer”; or

•
any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Outstanding Notes by giving notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of such extension to the holders. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the Exchange Offer. We also expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any Outstanding Notes not previously accepted for exchange, if we determine that any of the conditions of the Exchange Offer specified above have not been satisfied. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable. If we amend an Exchange Offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We reserve the right to waive any defects, irregularities or conditions to the exchange as to particular Outstanding Notes. These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration of the Exchange Offer in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the Exchange Offer.

In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your Outstanding Notes in the Exchange Offer, you must comply with either of the following:

•
complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the Exchange Agent at the address set forth below under “-Exchange Agent” prior to the Expiration Date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition:

•	the Exchange Agent must receive certificates for Outstanding Notes along with the letter of transmittal prior to the expiration of the Exchange Offer;

•
the Exchange Agent must receive a timely confirmation of book-entry transfer of Outstanding Notes into the Exchange Agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted Agent’s Message (defined below) prior to the expiration of the Exchange Offer; or

•	you must comply with the guaranteed delivery procedures described below.

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Outstanding Notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an Agent’s Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant. DTC is referred to herein as a “book-entry transfer facility.”

Your tender, if not withdrawn prior to the expiration of the Exchange Offer, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Outstanding Notes, letters of transmittal and all other required documents to the Exchange Agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the Exchange Agent. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. If you determine to make delivery by mail, we suggest that you use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery to the Exchange Agent before the expiration of the Exchange Offer. Letters of transmittal and certificates representing Outstanding Notes should be sent only to the Exchange Agent, and not to us or to DTC or any other book-entry transfer facility. No alternative, conditional or contingent tenders of Outstanding Notes will be accepted, except as described below under “-Guaranteed Delivery Procedures.” You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the Outstanding Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either:

•	make appropriate arrangements to register ownership of the Outstanding Notes in your name; or

•	obtain a properly completed bond power from the registered holder of Outstanding Notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the Exchange Offer.

Signatures on the letter of transmittal or a notice of withdrawal (as described below in “-Withdrawal Rights”), as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the Outstanding Notes surrendered for exchange are tendered:

•	by a registered holder of the Outstanding Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed on the Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Outstanding Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Outstanding Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of Outstanding Notes for exchange by causing DTC to transfer the Outstanding Notes to the Exchange Agent in accordance with DTC’s

Automated Tender Offer Program procedures for transfer. DTC will then send an Agent’s Message to the Exchange Agent.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the Exchange Agent will establish an account with respect to the Outstanding Notes at DTC, as the book-entry transfer facility, for purposes of the Exchange Offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Outstanding Notes by causing the book-entry transfer facility to transfer those Outstanding Notes into the Exchange Agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Outstanding Notes requires receipt of a confirmation of a book-entry transfer, or a “book-entry confirmation,” prior to the Expiration Date.

In addition, in order to receive Exchange Notes for tendered Outstanding Notes, an Agent’s Message in connection with a book-entry transfer into the Exchange Agent’s account at the book-entry transfer facility or the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents must be delivered or transmitted to and received by the Exchange Agent at its address set forth on the cover page of the letter of transmittal prior to the expiration of the Exchange Offer. Holders of Outstanding Notes who are unable to deliver confirmation of the book-entry tender of their Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility or an Agent’s Message or a letter of transmittal or a manually signed facsimile thereof in lieu thereof and all other documents required by the letter of transmittal to the Exchange Agent prior to the expiration of the Exchange Offer must tender their Outstanding Notes according to the guaranteed delivery procedures described below. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedures

If you wish to tender your Outstanding Notes but your Outstanding Notes are not immediately available or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents to the Exchange Agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Outstanding Notes, prior to the Expiration Date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•
prior to the Expiration Date, the Exchange Agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted Agent’s Message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the Expiration Date, the letter of transmittal, or facsimile thereof, together with the Outstanding Notes or a book-entry confirmation (including an Agent’s Message), and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with, or transmitted by the eligible guarantor to, the Exchange Agent; and

•
the Exchange Agent receives the properly completed and executed letter of transmittal or facsimile thereof, with any required signature guarantees, as well as certificate(s) representing all tendered Outstanding Notes in proper form for transfer or a book-entry confirmation of transfer of the Outstanding Notes (including an Agent’s Message) into the Exchange Agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the Expiration Date.

Upon request, the Exchange Agent will send to you a notice of guaranteed delivery if you wish to tender your Outstanding Notes according to the guaranteed delivery procedures.

Acceptance of Outstanding Notes for Exchange

In all cases, we will promptly issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the Exchange Offer only after the Exchange Agent timely receives:

•	Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted Agent’s Message.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes must represent that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the Exchange Offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular Outstanding Notes prior to the expiration of the Exchange Offer.

Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such reasonable period of time as we determine. Neither the Company, the

Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any certificates representing Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Outstanding Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective:

•	the Exchange Agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under “-Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system for such withdrawal.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the certificate numbers and principal amount of the Outstanding Notes; and

•	where certificates for Outstanding Notes have been transmitted, specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Outstanding Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following the procedures described under “-Procedures for Tendering Outstanding Notes” above at any time prior to the expiration of the Exchange Offer.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the Exchange Agent for the Exchange Offer. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the Indenture. You should direct all executed letters of transmittal and all questions and requests for assistance with respect to accepting or withdrawing from the Exchange Offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the Exchange Agent addressed as follows:

By Mail, Hand or Courier

The Bank of New York Mellon Trust Company,
N.A., as Exchange Agent
c/o The Bank of New York Mellon
Corporation
Corporate Trust Operations-Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Eric Herr
Tel: 315-414-3362
By Facsimile Transmission (eligible institutions only) (732) 667-9408 To Confirm by Telephone (315-414-3362) Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the Exchange Agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. We will record the costs of the Exchange Offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of Outstanding Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Outstanding Notes tendered;

•	tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the Exchange Offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Outstanding Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes for Exchange Notes under the Exchange Offer, your Outstanding Notes will remain subject to the restrictions on transfer of such Outstanding Notes:

•
as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offerings of the Outstanding Notes.

In general, you may not offer or sell your Outstanding Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act.

Other

Participating in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF THE EXCHANGE NOTES

The following summary description sets forth certain terms and provisions of the Exchange Notes. Because this description is a summary, it does not describe every aspect of the Exchange Notes or the Indenture (as defined below) under which the Exchange Notes will be issued, and which is filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture and its associated documents contain the full legal text of the matters described in this section. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Exchange Notes and the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus, such sections or defined terms are incorporated by reference herein.

General

The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes except the Exchange Notes will:

•	be registered under the Securities Act;

•	not be subject to the restrictions on transfer applicable to the Outstanding Notes (except for the limited restrictions described under “Form; Transfers and Exchanges”);

•	not be entitled to any registration rights that are applicable to the Outstanding Notes under the registration rights agreement, including any right to additional interest; and

•	bear different CUSIP numbers and different series designation.

We will issue the Exchange Notes under an indenture dated as of September 1, 2017 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by supplemental indentures or company orders (the “Indenture”). This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders. See “Where You Can Find More Information” and “Incorporation by Reference” on how to locate these documents.

The Indenture does not limit the amount of notes that may be issued. The Indenture permits us to issue notes in one or more series or tranches upon the approval of our board of directors and as provided in one or more company orders or supplemental indentures. Each series of notes may differ as to their terms. We may from time to time, without consent of the holders of the Exchange Notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the Exchange Notes (except for the issue date and the issue price). These additional notes, together with the Exchange Notes, will be a single series of notes under the Indenture.

The Exchange Notes are our senior unsecured obligations and will rank equally with our senior unsecured obligations. As of December 1, 2018, we had no secured indebtedness outstanding.

The Exchange Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. The Exchange Notes will be issuable in minimum denominations of $2,000 and in multiples of $1,000 in excess thereof. The Exchange Notes will not be subject to any conversion, amortization or sinking fund.

The Exchange Notes will not be guaranteed by, or otherwise be obligations of, AEP or any of its direct or indirect subsidiaries other than AEP Texas.

Principal Amount, Maturity and Interest

The Exchange Notes will be initially issued in aggregate principal amount of $500,000,000 and will mature and become due and payable, together with any accrued and unpaid interest, on June 1, 2028 and will bear interest at the rate of 3.950% per annum from December 1, 2018 until June 1, 2028.

Interest on the Exchange Notes will be payable semi-annually in arrears on each June 1 and December 1 and at redemption, if any, or maturity (each an “Interest Payment Date”). The initial interest payment date is June 1, 2019. Each payment of interest shall include interest accrued through the day before such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay interest on the Exchange Notes (other than interest payable at redemption, if any, or maturity) in immediately available funds to the owners of the Exchange Notes as of the Regular Record Date (as defined below) for each interest payment date. We will pay the principal of the Exchange Notes and any premium and interest payable at redemption, if any, or maturity in immediately available funds at the office of the Trustee at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602.

If any interest payment date, redemption date or the maturity is not a Business Day (as defined below), we will pay all amounts due on the next succeeding Business Day and no additional interest will be paid.

The “Regular Record Date” will be the May 15 or November 15 prior to the relevant interest payment date, whether or not such day is a Business Day.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

Optional Redemption

We may redeem any or all of the Exchange Notes in whole or in part by delivering written notice to the noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the Exchange Notes at one time, the Trustee will select the Exchange Notes to be redeemed in a manner it determines to be fair, provided that if the Exchange Notes are represented by one or more global notes, the Exchange Notes to be redeemed will be selected in accordance with the procedures of DTC.

At any time prior to March 1, 2028, we may redeem the Exchange Notes either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Exchange Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed that would be due if such Exchange Notes matured on March 1, 2028 (excluding the portion of any such interest accrued to, but excluding, the date of redemption), discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

At any time on or after March 1, 2028, we may redeem the Exchange Notes in whole or in part at 100% of the principal amount of the Exchange Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Comparable Treasury Issue,” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Exchange Notes (assuming, for this purpose, that the Exchange Notes matured on March 1, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Exchange Notes.

“Comparable Treasury Price,” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us and notified by us to the Trustee.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by us and notified by us to the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us and notified to the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Agreement to Provide Information

So long as any Exchange Notes are outstanding under the Indenture, during such periods as we are not subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, we will furnish to prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for compliance with Rule 144A.

Consolidation, Merger or Sale

We may merge or consolidate with any corporation or sell all or substantially all of our assets as an entirety as long as the successor or purchaser of such assets expressly assumes the payment of principal, and premium, if any, and interest on the Notes.

Limitation on Secured Debt

So long as any of the Notes are outstanding, we will not create or permit to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively, “Liens”) on any of our utility properties or tangible assets now owned or hereafter acquired to secure any indebtedness for borrowed money (“Secured Debt”), without providing that the outstanding Notes will be similarly secured. This restriction does not apply to our subsidiaries, nor will it prevent any of them from creating or permitting to exist Liens on their property or assets to secure any secured debt. In addition, this restriction does not prevent the creation or existence of:

•
Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	Financing of our accounts receivable for electric service;

•	Any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses;

•	The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses; and

•	the creation or existence of leases (operating or capital) made, or existing on property acquired, in the ordinary course of business.

In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued; provided that amount of such Secured Debt that does not exceed 15% of Net Tangible Assets as defined below.

“Net Tangible Assets” means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on our balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount, energy trading contracts, regulatory assets, deferred charges and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of our current liabilities appearing on such balance sheet. For purposes of this definition, our balance sheet does not include assets and liabilities of our subsidiaries.

Events of Default

“Event of Default” means, with respect to any particular series of notes, any of the following:

•	failure to pay for three Business Days the principal of (or premium, if any, on) any note of that series when due and payable;

•	failure to pay for 30 days any interest on any note of that series when due and payable;

•	failure to perform any other requirements in any notes of that series, or in the Indenture in regard to such notes, for 90 days after notice; or

•	certain events of bankruptcy or insolvency.

An Event of Default for a particular series of notes does not necessarily mean that an Event of Default has occurred for any other series of notes issued under the Indenture. If an Event of Default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the notes of the series affected may require us to repay the entire principal of the notes of such series immediately (Repayment Acceleration). In most instances, the holders of at least a majority in aggregate principal amount of the notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an Event of Default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

The Trustee must within 90 days after a default occurs, notify the holders of the notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning our compliance with the conditions and covenants of the Indenture and specifying any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee indemnity satisfactory to the Trustee.

Subject to the provisions of the Indenture, the holders of a majority in principal amount of the notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any notes may be changed. Any change affecting the rights of the holders of any series of notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or a reduction in the percentage required for changes or a waiver of default, unless the affected holders consent. We may issue additional series of notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any noteholders.

Legal Defeasance

We will be discharged from our obligations on the Notes, including the Exchange Notes, of any series at any time if:

•
we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Notes of the series,

•	immediately after such deposit, no default exists, and

•
we deliver to the Trustee an opinion of counsel, who may be an employee of, or counsel for, the Company, stating that the United States federal income tax obligations of noteholders of that series will not change as a result of our performing the action described above, with such opinion based upon a ruling of the Internal Revenue Service (“IRS”) issued to us or a change of law or regulation occurring after May 17, 2018.

If this happens, the noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Notes and replacement of lost, stolen or mutilated Notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Notes of a particular series if:

•	we deposit with the Trustee cash or government securities sufficient to pay the principal, interest and any premium due on or prior to maturity,

•	immediately after such deposit, no default exists, and

•
we deliver to the Trustee an opinion of counsel, who may be an employee of, or counsel for, the Company, stating that the United States federal income tax obligations of noteholders of that series will not change as a result of our performing the action described above.

If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an Event of Default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and Exchange Notes will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee and other services of its affiliates in the normal course of business.

Book-Entry Only Issuance-The Depository Trust Company

DTC will act as the initial securities depository for the Exchange Notes. The Exchange Notes issued in exchange for Outstanding Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the Exchange Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus.

Purchases of Exchange Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Exchange Notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Exchange Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Exchange Notes, such as redemptions, tenders, defaults, and proposed amendments to the Exchange Notes documents. For example, Beneficial Owners of Exchange Notes may wish to ascertain that the nominee holding the Exchange Notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Exchange Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Exchange Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Exchange Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and distributions on the Exchange Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Exchange Notes held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Exchange Notes purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such Exchange Notes by causing the Direct Participant to transfer the Participant’s interest in the Exchange Notes, on DTC’s records, to the Tender/Remarketing Agent. The requirement for physical delivery of the Exchange Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Exchange Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Exchange Notes to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the Exchange Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
EXCHANGE OFFER

The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Outstanding Note exchanged therefor and the basis of the Exchange Note will be the same as the basis of the Outstanding Note immediately before the exchange.

In any event, persons considering the exchange of Outstanding Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Subject to certain limitations set forth in the registration rights agreement, we have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Outstanding Notes) other than commissions or concessions of any brokers or dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Thomas G. Berkemeyer or William E. Johnson, Associate General Counsel and Senior Counsel, respectively, of American Electric Power Service Corporation, our service company affiliate, will issue an opinion about the legality of the Exchange Notes for us.

EXPERTS

The consolidated financial statements as of December 31, 2017 and for the year ended December 31, 2017 incorporated in this Prospectus by reference to the AEP Texas Inc. Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2016 and for each of the two years ended December 31, 2016 and December 31, 2015, incorporated by reference in this Prospectus from the AEP Texas Inc. Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AEP Texas Inc.

Offer to Exchange

$500,000,000 aggregate principal amount of its 3.950% Senior Notes, Series F due 2028 registered under the Securities Act of 1933, as amended,

for any and all of its outstanding

3.950% Senior Notes, Series E due 2028

_______________________________

PROSPECTUS
________________________

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless, to the full extent permitted by law, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or any other person or entity against all expense, liability, losses and claims.

The Bylaws of the Company provide that the Company shall indemnify each person who is, was or has agreed to become a director or officer of the Company, or who has agreed to serve as a director, officer, employee or agent of the Company (or any other person or entity) at the request of the Board of Directors against all loss, liability and expenses to the fullest extent permitted by the General Corporation Law of Delaware.  Notwithstanding the foregoing, no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Company, and no indemnification for employees or agents shall be made without the express authorization of the Board of Directors.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.

The above is a general summary of certain provisions of the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law and is subject in all respects to the specific and detailed provisions of the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law.

Insurance

The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 21. Exhibits and Financial Statement Schedules.

The documents listed below are being filed or have previously been filed on behalf of AEP Texas and are incorporated herein by reference to the documents indicated and made a part hereof.  Exhibits (“Ex”) not identified as previously filed are filed herewith.  Exhibits designated with a dagger (†) are management contracts or compensatory plans or arrangements required to be filed as an Exhibit to this Form; references to such documents that are incorporated by reference consist of filings made by American Electric Power Company, Inc..  Exhibits designated with an asterisk (*) are filed herewith

3(a)	Composite of the Restated Certificate of Incorporation, as amended.	Registration Statement No. 333-221643, Ex 3(a)

3(b)	Bylaws.	Registration Statement No. 333-221643, Ex 3(b)

4(a)(1)	Indenture, dated as of September 1, 2017, between AEP Texas Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.	Registration Statement No. 333-221643, Ex 4(a)-1

4(a)(2)	First Supplemental Indenture dated as of September 21, 2017, between AEP Texas Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.	Registration Statement No. 333-221643, Ex 4(a)-2

4(a)(3)	Second Supplemental Indenture dated as of May 17, 2018, between AEP Texas Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.	Form 8-K, Ex 4(a) dated May 17, 2018

4(a)(4)	Company Order and Officers’ Certificate to The Bank of New York Mellon Trust Company, N.A. dated January 11, 2018 of 2.40% Senior Notes, Series C due 202 and 3.80% Senior Notes, Series D due 2047.	2017 Form 10-K, Ex 4(a)(3)

4(a)(5)	Form of 3.950% Senior Notes Series E, due 2028 (Outstanding Note).	Form 8-K, Ex 4(b) dated May 17, 2018
*4(a)(6)	Form of Company Order and Officers' Certificate for the Exchange Note

*4(a)(7)	Form of 3.950% Senior Notes Series F, due 2028 (Exchange Note).

4(b)	Registration Rights Agreement, dated May 17, 2018.	Form 8-K, Ex 4(c) dated May 17, 2018

*5	Opinion of Thomas G. Berkemeyer.

†10(a)	Central and South West System Special Executive Retirement Plan Amended and Restated effective January 1, 2009.	2008 Form 10-K, Ex 10(v)

†10(b)	AEP Executive Severance Plan Amended and Restated effective October 24, 2016.	Form 10-Q, Ex 10(d) , September 30, 2016

†10(c)	Letter Agreement dated November 20, 2012 between AEPSC and Lana Hillebrand.	2013 Form 10-K, Ex 10(x)

†10(d)	AEP Accident Coverage Insurance Plan for Directors.	1985 Form 10-K, Ex 10(g)

†10(e)	AEP Retainer Deferral Plan for Non-Employee Directors, as Amended and Restated effective July 26, 2016.	2016 Form 10-K, Ex 10(h)

†10(f)	AEP Stock Unit Accumulation Plan for Non-Employee Directors as amended July 26, 2016.	2016 Form 10-K, Ex 10(i)

†10(g)	AEP System Excess Benefit Plan, Amended and Restated as of January 1, 2008.	2008 Form 10-K, Ex 10(l)(1)(A)

†10(g)(1)	Guaranty by AEP of AEPSC Excess Benefits Plan.	1990 Form 10-K, Ex 10(h)(1)(B)

†10(h)	AEP System Supplemental Retirement Savings Plan, Amended and Restated as of January 1, 2011 (Non-Qualified).	2010 Form 10-K, Ex 10

†10(h)(1)(A)	Amendment to AEP System Supplemental Retirement Savings Plan, as Amended and Restated as of January 1, 2011 (Non-Qualified).	2014 Form 10-K, Ex 10(l)(1)(A)

†10(i)	AEPSC Umbrella Trust for Executives.	1993 Form 10-K, Ex 10(g)(3)

†10(i)(1)(A)	First Amendment to AEPSC Umbrella Trust for Executives.	2008 Form 10-K, Ex 10(l)(3)(A)

10(j)	AEP System Senior Officer Annual Incentive Compensation Plan amended and restated as of February 20, 2017.	2017 Form 10-K, Ex 10(j)

†10(k)	AEP System Incentive Compensation Deferral Plan Amended and Restated as of January 1, 2008.	2008 Form 10-K, Ex 10(p)

†10(k)(1)(A)	First Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated effective January 1, 2008.	2011 Form 10-K, Ex 10(p)(1)(A)

†10(k)(2)(A)	Second Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated effective January 1, 2008.	2014 Form 10-K, Ex 10(q)(2)(A)

†10(l)	AEP Change In Control Agreement, as Revised Effective January 1, 2017.	Form 10-Q, Ex 10(c), September 30, 2016

†10(m)	Amended and Restated AEP System Long-Term Incentive Plan as of September 21, 2016.	Form 10-Q, Ex 10(a), September 30, 2016

†10(m)(1)(A)	Performance Share Award Agreement furnished to participants of the AEP System Long-Term Incentive Plan, as amended.	Form 10-Q, Ex 10(a), March 30, 2018

†10(m)(2)(A)	Restricted Stock Unit Agreement furnished to participants of the AEP System Long-Term Incentive Plan as Amended and Restated.	Form 10-Q, Ex 10(b), March 30, 2018

†10(n)	AEP System Stock Ownership Requirement Plan Amended and Restated effective June 20, 2017.	Form 10-Q, Ex 10, June 30, 2017

†10(o)	Aircraft Time Sharing Agreement dated September 17, 2018 between American Electric Power Service Corporation and Mr. Akins	Form 10-Q, Ex 10, September 30, 2018

16	American Electric Power Company, Inc. Current Report on Form 8-K, filed July 26, 2016 (the “Current Report”), including the letter from Deloitte & Touche LLP regarding change in certifying accountant.	Form 8-K dated July 29, 2016

*16(a)	Letter from Deloitte & Touche LLP regarding change in certifying accountant.

*23(a)	Consent of PricewaterhouseCoopers LLP.

*23(b)	Consent of Deloitte & Touche LLP.

*23(c)	Consent of Thomas G. Berkemeyer, Esq. (included in Exhibit 5).

*24	Power of Attorney.

*25	Statement of Eligibility of Trustee on Form T-I with respect to the indenture, dated as of November 1, 2016, between AEP Texas Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*99(a)	Form of Letter of Transmittal.

*99(b)	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*99(c)	Form of Letter to Clients.

*99(d)	Form of Notice of Guaranteed Delivery.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AEP Texas Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Columbus and State of Ohio, on the 3rd day of December, 2018.

AEP TEXAS INC.

Nicholas K. Akins *
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

(i)	Principal Executive Officer Nicholas K. Akins*	Chairman of the Board and Chief Executive Officer	December 3, 2018

(ii)	Principal Financial Officer /s/ Brian X. Tierney Brian X. Tierney	Vice President and Chief Financial Officer	December 3, 2018

(iii)	Principal Accounting Officer /s/ Joseph M. Buonaiuto Joseph M. Buonaiuto	Controller and Chief Accounting Officer	December 3, 2018

(iv)	A Majority of the Directors: Nicholas K. Akins* Lisa M. Barton* Paul Chodak* David M. Feinberg*	Lana L. Hillebrand* Mark C. McCullough* Charles R. Patton* Brian X. Tierney*

*By /s/ Brian X. Tierney (Brian X. Tierney, Attorney-in-Fact) _____________________________			December 3, 2018